EXHIBIT 10.11

SECOND AMENDMENT TO CREDIT AGREEMENT

          This SECOND Amendment to Credit Agreement (the "Amendment") is made and entered into as of February 3, 2006, by and between BANK OF THE WEST (the ”Bank”) and THE CHEESECAKE FACTORY INCORPORATED (the "Borrower") with respect to the following:

          This Amendment shall be deemed to be a part of and subject to that certain Credit Agreement dated as of December 30, 2003, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement").  Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement.  To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

          WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify the Agreement.

          NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

1.	Extension of Expiration Date. The Expiration Date provided for in Section 1.1.11 of the Agreement shall be extended to December 31, 2008.

2.	Modification of Letter of Credit Sub-Facility. The percentage set forth in Section 2.2.1 (i) of the Agreement, which is currently 1.00%, is hereby decreased to be 0.75% per annum.

3.

Representations and Warranties. The Borrower hereby reaffirms the representations and warranties contained in the Agreement and represents that no event, which with notice or lapse of time, could become an Event of Default, has occurred or is continuing.

4.

Confirmation of Other Terms and Conditions of the Agreement.  Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

5.	Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of California to which jurisdiction the parties hereto hereby consent and submit.

6.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:		BORROWER:

BANK OF THE WEST		THE CHEESECAKE FACTORY INCORPORATED

BY:		BY:

NAME:	Jason Horstman, Vice President	NAME:	David Overton, Chairman and Chief Executive Officer

BY:

		NAME:	Michael Dixon, Chief Financial Officer

ADDRESS:
26950 Agoura Road
Calabasas Hills, CA 91301